EXHIBIT 10.7


                       ALLIANCE FARMS COOPERATIVE ASSN.
                                2500 Sow Unit
                        an agreement in progress with
                      Central Confinement Service, Ltd.
                                   11/22/96

     THIS AGREEMENT made effective this 22nd day of November, 1996, by and between Alliance Farms Cooperative Association hereinafter referred to as Owner, and Central Confinement Service, Ltd., P.O. Box 1332, Columbus, NE 68602-1332, hereinafter to as Contractor, which is duly licensed as a Contractor in the State of Illinois.

                                  SECTION I
                             Description of Work


     Contractor shall perform the following described work in accordance with the contract documents: Construction of buildings and other improvements for 1-2500 Farrow to Wean Sow unit to be located in Wayne County, Illinois.

                                  SECTION II
                             Base Contract Price


     Owner agrees to pay Contractor for the work described the total price of ($1,508,897.00) One-Million, Five-hundred Eight Thousand, Eight-Hundred ninety-seven and 00/100 Dollars).

     Payment of this amount is subject to additions or deductions in accordance with the provisions of this contract and of the other documents to which this contract is subject.

                                 SECTION III
                              Progress Payments


     Owner shall make progress payments on account of the contract price to Contractor, as shown on Exhibit A attached hereto, on the basis of invoices for payment submitted to Owner by Contractor as the work progresses. Subject to the provisions of Subsection B hereof, and to the written approval of each progress payment by the Project Manager designated by Owner based on the Project Manager's inspection of progress of the work, Owner shall pay Contractor's invoice within ten (10) calendar days following receipt thereof. Contractor shall supply to the Project Manager a release or waiver of liens signed by the Contractor with each invoice or application for payment with respect to the work, materials and equipment for which payment is requested, and, prior to the next payment being made, shall supply, with respect to the work, materials and equipment for which payment has previously been made, separate releases or waivers of liens for all subcontractors and separate releases or waivers of liens from material and equipment suppliers for material and equipment. Until further notice, Owner designates Mr. Burl Moody as the Project Manager for purposes of this contract. Owner shall have the right from time to time to replace the Project Manager by giving written notice to Contractor.

     Progress payments may be withheld if:

          work is found defective and not promptly remedied.

          Contractor does not make prompt and proper payments for labor, materials, or equipment furnished it.

          another contractor is damaged by an act for Contractor is responsible, or claims or liens are filed on the job; or

          Contractor is otherwise in default under this agreement in material respect.

                                  SECTION IV
                                Final Payment


     Owner shall make final payment to Contractor within ten (10) calendar days after the work is completed, or occupation of facility on substantial completion, subject to the provisions of this paragraph for establishing a holdback for incomplete or defective items, and also subject to the condition that final payment shall not be due until Contractor has delivered to Owner a complete release of liens arising out of the contract, or in the alternative, a bond satisfactory to Owner indemnifying it against any and all such liens. The expense of the bond will be that of the Contractor. At the time of substantial completion, the Project Manager and Contractor shall jointly inspect the work and develop a list of incomplete or defective items and establish a date for all items to be completed or corrected. Owner shall have the right to withhold a sum equal to 150% of the estimated cost of completing and correcting such items, as reasonably determined by the Project Manager, to be released on a pro rata basis as the items are completed or corrected to the reasonable satisfaction of the Project Manager. In the event that any items listed have not been completed or corrected to the satisfaction of the Project Manager by the date established, Owner shall have the option thereafter to cause the items to be completed or corrected, and Contractor shall be liable for the cost incurred.

     Owner, by making payment, waives all claims except those arising out of:

          work that does not comply with the contract documents,

          outstanding claims of lien; or

          failure of the work to comply with the requirements of the contract documents.

     Contractor, by accepting final payment, waives all claims except those that it has previously made in writing and which remain unsettled at the time of acceptance.

                                  SECTION V
                        Starting and Completion Dates


     Construction under this contract shall begin upon notice to proceed by the Owner and be completed in the following stages shown as additions to the notice to proceed date in calendar days:

        Starting Date 10 days after notice to proceed
        Office Area 140 calendar days after notice to proceed Breeding 150 calendar days after notice to proceed Gestation 180 calendar days after notice to proceed Farrowing 220 calendar days after notice to proceed

                                  SECTION VI
                              Contract Documents


     The Contract documents on which the agreement between Owner and Contractor is based are:

          this agreement, and the exhibits identified in and attached to this agreement,

          the drawings, plans and specifications, with addenda attached to such drawings, plans and specifications, issued before execution of this agreement and identified in the exhibits attached to this agreement, and any written amendments made after the effective date of this agreement and signed by Owner and Contractor, and written work change orders issued or to be issued, but only if signed by Owner and Contractor.

     The Contract documents together form the contract for the work described in this agreement. The parties intend that the documents include provisions for all labor, materials, equipment, supplies, and other items necessary for the execution and completion of the work, and all terms and conditions of payment. The documents also include all work and procedures not expressly indicated in such documents necessary for proper execution of the above-described project.

     Contractor, by executing the documents, represents that it has inspected and is familiar with the work site and the local conditions under which the work is to be performed.

                                 SECTION VII
                          Responsibilities of Owner


     Owner shall furnish all necessary surveys for the work and shall secure and pay for any required easements.

     Owner reserves the right to let other contracts in connection with the project. Contractor shall cooperate with all other contractors to the effect that their work shall not be impeded by Contractor, and shall give such other contractor access to the work site necessary to perform their contracts. Coordination of the work of all contractors shall be through the Project Manager.

     Owner will provide roadway and will be responsible for the cost of towing any concrete or delivery trucks.

     Owner will provide building sites to the proper grade and fill materials necessary for that purpose. Contractor is responsible for footings and all other excavation.

     Owner will bring power to the line side of the initial main service panel or double throw in Generator facility.

     Owner will provide all utilities during construction including two telephone lines, water during construction, temporary electrical service and (porta-potties)..

     Owner will be responsible for all plumbing into facilities including septic system, water well and pressure system. Also all gas lines outside of facilities.

     Owner responsible for additional costs due to underground obstructions or damage to facility or equipment from same.

     Owner responsible for final grading work.

     Owner will provide a gate at the entry of the site to secure the site and builder's risk insurance, including Contractor's interest in the work, from the first day of construction.

     Owner will be responsible for all sewer and recycle lines in excess of the lengths listed in the specifications.

                                 SECTION VIII
                        Responsibilities of Contractor


Contractor's duties and rights in connection with the above-described project are as follows:

     Responsibility For and Supervision of Construction. Contractor shall be solely responsible for all construction under this contract, including the techniques, sequences, procedures, and means for all coordination of all work. Contractor shall supervise and direct the work to the best of its ability and give all attention necessary for proper supervision and direction.

     Discipline and Employment. Contractor shall maintain at all times strict discipline among its employees, and Contractor agrees not to employ for work on the project any person unfit or without sufficient skill to perform the job for which he or she was employed.

     Furnishing of Labor, Materials, Etc. Contractor shall provide and pay for all labor, materials, and equipment, including tools, construction equipment, and machinery, transportation, and all other facilities and services necessary for the proper completion of work on the project in accordance with the contract documents. Contractor shall prepare and submit to the Project Manager for approval shop drawings and any other design details required for the completion of the work covered by this agreement prior to commencing any portion of the work requiring shop drawings or additional details not provided by the existing drawings, plans and specifications. Approval of such items by the Project Manager or Owner shall not relieve Contractor of its obligations and responsibilities under this agreement.

     Payment of Taxes; Procurement of Licenses and Permits. Contractor shall pay all State taxes required by law in connection with work on the project in accordance with this agreement including sales, use, and similar taxes. Owner shall secure all permits necessary for proper start-up and completion of the work, paying the fees for such licenses and permits. Owner will be responsible for any County or Local Sales Taxes.

     Compliance with Construction Laws and Regulations. Contractor shall comply with all laws and regulations, and the rules, regulations, or orders of all public authorities relating to the performance of the work under and pursuant to this agreement.

     Responsibility for Negligence of Employees. Contractor shall assume full responsibility for acts, negligence, or omissions of all of its employees on the project, for those of all other persons doing work under a contract with Subcontractor.

     Warranty of Fitness of Materials. Contractor shall represent and warrant to Owner that all materials used in the work, and made a part of the structures on such work, or placed permanently in connection with such work, will be new unless otherwise specified in the Contract document, of good quality, free of defects, and in conformity with the Contract documents. It is understood and agreed between the parties of this agreement that all equipment and materials not so in conformity will be considered defective.

     Clean Up. Contractor shall agree to keep the work premises and adjoining ways free of waste material and rubbish caused by its work or that of its employees. Contractor shall further agree to remove all such waste and material and rubbish on termination of the project, together with all of its tools, equipment, machinery, and surplus materials.

     Indemnity and Hold Harmless Agreement. To the fullest extent permitted by law, Contractor shall indemnify and hold harmless Owner and Owner's officers, consultants, agents and employees from and against all claims, damages, losses and expenses, including but not limited to attorney's fees, arising out of or resulting from performance of Contractor's work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by tortuous or negligent acts or omissions of Contractor, a subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by the tortuous or negligent acts or omissions of a party indemnified hereunder. Subject to Owner's obligation to make payments to Contractor in accordance with this agreement, as hereby supplemented, Contractor shall also indemnify and hold harmless Owner from and against all claims, damages, losses and expenses, including but not limited to attorney's fees, arising out of any assertion of claims for mechanics' liens by subcontractors, sub-subcontractors or material suppliers and against any assertion of security interests by suppliers of goods or materials.

     Safety Precautions and Programs. Contractor has the duty of providing for and overseeing all safety orders, precautions, and programs necessary to the reasonable safety of the work. In this connection, Contractor shall take reasonable precautions for the safety of all employees and other persons whom the work might effect, all work and materials incorporated in the project, and all property and improvements on the construction site and adjacent to the construction site, complying with all applicable laws, ordinances, rules, regulations, and orders.

     On-Site Supervision. Contractor shall have an experienced superintendent to supervise construction. The superintendent shall represent Contractor, and all communications given to the superintendent shall be as binding as if given to Contractor. The superintendent shall have the power to represent Contractor in all matters encompassed by this agreement, except as much authority may hereafter be restricted by notice in writing from Contractor to the Project Manager. The Project Manager shall have the right for reasonable cause to require Contractor to remove the superintendent and to employ a suitable replacement.

     Limited Warranty. Contractor will warrant all workmanship for the period of one (1) year after completion of the facility. The standard manufacturer's warranty or Contractor's warranty on materials, either furnished by manufacturers or by Contractor is for a period of one (1) year after the date of completion of the project. Contractor will not be liable for ground settlement or damage to structure or equipment from settlement unless attributable to the failure of Contractor to perform the work in accordance with the plans and specifications or standards of sound construction. Labor to remove and replace defective equipment shall be that of the Owner's after Contractor has initially completed the work under this Agreement on site unless the defect is the fault of Contractor.

                                  SECTION IX
                      Time of Essence; Extension of Time


     All times stated in this agreement or in the Contract documents are of the essence hereof.

     The time stated in this agreement or in the Contract documents may be extended by a change order from Owner for such reasonable time as Owner may determine when in Owner's opinion Contractor is delayed in work progress by changes ordered, labor disputes, fire, prolonged transportation delays, injuries, inclement weather, or other causes beyond Contractor's control or which justify the delay.

                                  SECTION X
                                Subcontractors


     Contractor shall agree to furnish Owner with a list of names of any Subcontractors to whom contractor proposes to award the principle portions of the work to be subcontracted by Contractor.

     A Subcontractor, for the purposes of this agreement, shall be the person with whom the contractor has a direct contract for work at the project site.

     Contractor shall agree not to employ a Subcontractor to whose employment Owner reasonably objects.

     All contracts between Contractor and Subcontractor shall conform to the provisions of the Contract Documents, and shall incorporate in them the relevant provisions of this agreement.

                                  SECTION XI
                                 Arbitration


All claims and disputes relating to this agreement shall be subject to arbitration at the option of either Owner or Contractor in accordance with the arbitration rules of the American Arbitration Association for the Construction Industry then obtaining. The arbitration shall be conducted in Wayne County, Illinois. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                 SECTION XII
                       Contractors Liability Insurance


Contractor shall purchase and maintain such insurance as will protect Contractor and Owner from claims set forth below which may arise out of or result from Contractor's operations under this agreement, whether such operation is by Contractor or by any subcontractor or by anyone for whose acts any of them may be liable:

          Claims under workers compensation, disability benefit and other similar employee benefit acts;

          Claims for damages because of bodily injury, occupational sickness or disease, or death of employees, and claims insured by usual personal injury liability coverage;

          Claims for damages because of bodily injury, sickness or disease, or death of any person other than employees and claims insured by usual personal injury liability coverage;

          Claims for damages insured by usual personal injury liability coverage which are sustained (1) by person as a result of an offense directly or indirectly related to employment of such person by Contractor, or
          (2) by another person;

          Claims for damages because of injury to or destruction of tangible property, including loss of use resulting therefrom;

          Claims for damages because of bodily injury or death of any person or property damage arising out of the operation, maintenance or use of any motor vehicle (including owned, not-owned and hired); and

          Claims involving contractual liability insurance applicable to Contractor's obligations under paragraph I of Section VII of this agreement.

The liability insurance shall be written on an occurrence basis and shall, where applicable, be for limits not less than $1,000,000 combined single limit bodily injury and property damage for each occurrence, $1,000,000 aggregate, and shall include contractual liability insurance as applicable to Contractor's obligations hereunder. Coverage shall include Commercial General Liability insurance including premises-operations (including explosion, collapse and underground coverage as applicable), elevators (if applicable), independent contractors, products and completed operations, and blanket liability on all written contracts, all including broad form property damage coverage and personal injury liability, with employment exclusion deleted and for not less than any limits of liability required by law. Certificates of insurance acceptable to Owner shall be filed with the Project Manager prior to commencement of the work. These certificates shall contain a provision that coverage afforded under the policies will not be canceled or modified until at least thirty (30) days' prior written notice has been given to the Project Manager. Owner shall be named as an additional insured on Contractor's public liability policy. Contractor shall provide to Owner renewal or replacement certificates to evidence the continuation of all required coverage's before the expiration or termination of any policy. Owner shall be given a waiver of subrogation against any suit by Contractor's workers compensation underwriter.


                                 SECTION XIII
                               Correction Work


In addition to all other obligations of Contractor under this agreement, when it appears to the Project Manager during the course of construction that any work does not conform to the provisions of the Contract Documents, Contractor shall make necessary corrections so that such work will so conform, and in addition will correct any defects caused by faulty materials, equipment, or quality of performance in work, appearing within one year (1 year) from the date of final payment or within such longer period as may be prescribed by law or may be provided for by applicable special guarantees in the Contract Documents.

                                 SECTION XIV
                                 Work Changes


     Owner reserves the right to order work changes in the nature of additions, deletions, or modifications, without invalidating this agreement, and agrees to make corresponding adjustments in the contract price and in time for completion.

     All changes will be authorized by a written change order signed by Project Manager or a duly authorized officer of Owner, which shall define the change and shall set forth any change to the contract price and completion dates.

     Work shall be changed and the contract price and completion shall be modified only as set out in the written change order.

     Any adjustment in the purchase price resulting in a credit or a charge to Owner shall be determined by mutual agreement of the parties or by arbitration before starting the work involved in the change.

                                  SECTION XV
                                 Termination


     Contractor's Termination. Contractor may, on seven (7) days' written notice to Owner, terminate this agreement before the completion date specified in this agreement when for a period of ten (10) days after a progress payment is due, through no fault of Contractor, Owner fails to make the payment, unless Owner, within seven (7) days after Contractor's written notice, pays to Contractor all amounts then due that are not subject to an unresolved, bona fide dispute concerning Contractor's right to payment. On such termination, Contractor may recover from Owner payment for all work completed and for any loss sustained by Contractor for materials, equipment, tools, machinery to the extent of actual loss thereon plus loss of a reasonable profit, provided Contractor can prove such loss and damages.

     Owner's Termination. Owner may, on seven (7) days' written notice to Contractor, terminate this agreement before the completion date specified in this agreement, and without prejudice to any other remedy it may have, when Contractor defaults in performance of any provision of this agreement, or fails to carry out the construction in accordance with the provisions of the Contract Documents. On such termination, Owner may take possession of the work site and finish the work in whatever way Owner deems expedient. If the unpaid balance on the contract price at the time of such termination exceeds the expense of finishing the work, Owner will pay such excess to Contractor. If the expense of finishing the work exceeds the unpaid balance at the time of termination, Contractor shall agree to pay the difference to Owner.

     On any such default by Contractor, Owner may elect not to terminate this agreement, and in such event, Owner may make good the deficiency of which the default consists and deduct the cost from the progress payment then or to become due to Contractor.

                                 SECTION XVI
                       Governing Law:  Attorneys' Fees


This agreement shall be governed and construed in accordance of Illinois law.
In the event that any action is filed or any arbitration proceeding is commenced in relation to this agreement, the unsuccessful party in the action or proceeding shall pay to the successful party, in addition to all amounts the unsuccessful party may be otherwise required to pay, a reasonable sum for the successful party's attorneys' fees.

                                 SECTION XVII
                               Entire Agreement


This agreement shall constitute the entire agreement between the parties and any prior understanding or representation of any kind preceding the date of this agreement shall not be binding upon either party except to the extent incorporated into this agreement.

                                SECTION XVIII
                          Modification of Agreement


Any modification of this agreement or additional obligation assumed by either part in connection with this agreement shall be binding only if evidenced in writing and signed by each party or an authorized representative of each party.

                                 SECTION XIX
                                   Notices


Any notice provided for or concerning this agreement shall be in writing and be deemed sufficiently given when sent by certified or registered mail if sent to the respective address of each party as set forth at the beginning of this agreement or to such other address as a party shall hereafter specify as its notice address in a written notice to the other party.

                                  SECTION XX
                             Assignment of Rights


The rights of each party under this agreement are personal to that party and may not be assigned or transferred to any other person, firm, corporation, or other entity without the prior, express, and written consent of the other party.

                                 SECTION XXI
                              Paragraph Headings


     The titles to the paragraphs of this agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this agreement.

                                 SECTION XXII
                 Performance of Animals and Indemnity of loss


     Owner agrees to hold Contractor harmless and indemnify Contractor from any action relative to loss of animal life due to suffocation, power failure, failure of ventilation systems or control systems or any other loss of life of animals or loss of performance relative to design or any action of the Contractor.

                                SECTION XXIII
                              Notice to proceed


This agreement is contingent upon Owner receiving all required permits authorizations from governmental entities, satisfactory water at site, closing of property with prior owner and closing of Owners' loan providing financing for the work covered by this agreement. Upon satisfaction or waiver by Owner of these conditions, Owner agrees to provide immediate payment to Contractor for balance of down payment and provide notice to proceed. If Contractor has not received notice to proceed within 30 days from the date of this agreement, Contractor reserves the right to pass on any additional price increase to Owner at exactly the additional cost to the Contractor.



IN WITNESS WHEREOF, each party to this agreement has caused it to be executed on the date indicated below.

Dated:

                     Alliance Farms Cooperative Association


                             By
                                               Wayne Snyder


Dated:    11/22/96

                              CENTRAL CONFINEMENT SERVICE, LTD.


                                   By
                                                  Mark Gearhart, President


                               LIST OF EXHIBITS

Exhibit "A"         Progress Payments

Exhibit "B"         List of facilities.
Exhibit "B-1"       Office Specifications and Equipment Listing
Exhibit "B-4"       Generator Shed Specifications and Equip. Listing
Exhibit "B-5"       Breeding Specifications and Equipment Listing
Exhibit "B-6"       Gestation Specifications and Equip. Listing
Exhibit "B-7"       Farrowing Specifications and Equipment Listing
Exhibit "B-8"       Walkway Specifications
Exhibit "B-9"       General Specifications and Equip.

Exhibit "C"         Escalation and options.



                                 EXHIBIT "A"
                      CCS SCHEDULE OF PROGRESS PAYMENTS:

(a)  Five percent (5%) of total agreement upon signature.

(b)  Five percent (5%) of total Contract amount upon notice to proceed by OWNER.

(c) Monthly billings will be made based on the amount of material on site and completed.

(d) The final 5% of agreement will be paid within 10 days of substantial completion** of project.

(e) CONTRACTOR will provide any reasonable required lien waivers prior to final payment.

Above listed payments will be due within 10 days of billing date.

     A service charge of one and one-half percent (1 1/2%) per month on the unpaid balance, or the highest rate allowed by law, will be charged on any overdue accounts. The OWNER agrees by signature to pay the above service charges on delinquent balances.
**Substantial completion is to be interpreted as completion to the point which will allow the OWNER to use the facility for the purpose intended. OWNER, agrees not to populate facilities until CONTRACTOR has been paid to date and work is completed same to OWNER'S satisfaction.


                       EXHIBIT "B" List of Facilities.

BUILDINGS:

Office                                36' X 56' with 6' X 14' front extension
Generator Shed                        10' X 12'
Breeding                              77' 8" X 312'
Gestation                             77' 8" X 312' 6"
Farrowing                             76' X 296'
Standard Walkways                     4' X 170'
Loadout area off breeding             12' X 16' with 6' X 4' hallway


          EXHIBIT "B-1" Office specifications and Equipment listing.

BUILDING:
     36' x 56' office with 14' x 6' front extension.

GENERAL SPECIFICATIONS:
     Side walls              2 x 6' x 8' framed construction on 2' centers with
                             treated sil and sil saver insulation.

     Trusses 20-5-5 Pre-designed and built wooden trusses 2' on centers.

     Purlins                 2 x 4 purlins on 30" centers.

     Interior finish, Office,
      rest room and hallway

                             to be drywall taped, textured and painted.

     Interior finish, Work Room, rest room and utility room

                             to be drywall taped.

     Shower area             be glass board walls and ceilings with stainless
                             nails and plastic trims.

     Side wall insulation    R-17 fiberglass batt.

     Ceiling insulation      (R-30) insulation in roof areas

     Ext. side wall sheeting 29 ga. colored steel with colored steel trims.

     Roof sheeting           29 ga. Galvanized.

     Attic ventilation       Ridge vents and vented soffit 12" overhang.

     Floor covering          Commercial tile OWNER'S color choice-Office Vinyl
                             base trims. All front office areas and rest rooms and shower areas.

     Floor covering          Storage area, AI lab and utility room unpainted
                             concrete.


CONCRETE SPECIFICATIONS:
     Footings 6" x 36" Footing. Two horizontal rebar one below and one above grade. Vertical rebar to be 3' OC #3. Floors 3 1/2" to 4" thick All concrete to be 3500PSI concrete. One exterior 6' x 4' stoop areas with boot scraper.

ELECTRICAL SPECIFICATIONS:
     150 amp main interior 30 space panel to handle office area. 14-4' 4 tube fluorescent lights in office/AI area. 2-8' 2 tube fluorescent lights in boot room. 14-4' 2 tube fluorescent lights in bathroom, shower rooms, utility room and rest rooms. Incandescent lights in storage/utility areas. 1-exterior 175w security fixture at building entrance. All electrical outlets in shower areas and bathrooms to be ground fault interruption style. Standard residential wiring codes.

PLUMBING SPECIFICATIONS:
     All plumbing to be PVC installed and vented as required to meet codes. Larger Shop drain with grate 12" x 12". Septic system and drain field by OWNER.

EQUIPMENT LISTINGS:
     Heating & AC Central                                   1
     ducts to Storage area.
     ELECTRICAL                                             1
     PLUMBING                                               1
Counters + Cabinets                                         As Shown
Refrigerator                                                1
Washer                                                      1
Dryer Electric                                              2
Laundry Counter 8'                                          1
Laundry Base Unit 8'                                        1
Water heaters 40 gallon gas                                 2
Grate for storage area                                      1
Kitchen sink SS Double                                      1
Kitchen Countertop 8'                                       1
Kitchen Base Unit 8'                                        1
Shower curtains-By Owner
Lavs                                                        3
Toilets                                                     3
Desk Counter                                                1
Desk Base Unit                                              1
Ceiling fans (50 CFM)                                       7
Toilet paper holders                                        3
Medicine cabinets                                           3
Mirrors                                                     8
Shelves 4'                                                  8
Benches-4'                                                  8
Telephone jacks                                             3
Boot Scraper-At Entrance                                    1
Coat Hooks                                                  20
Lockers                                                     12
Microwave                                                   1
Series 88 Plyco doors with glass                            3
Plyco series 99 doors for AI                                2
lab with glass
Pre finished wood doors                                     12
Electric locksets                                           8
Insulated 7'H x 8'W garage door                             1
Plyco windows 3x3                                           2
Plyco windows 3x4                                           5
All changes made to prior unit                              1
#201 Office and furnished
by contractor.


      EXHIBIT "B-2" Generator shed specifications and Equipment Listing.

BUILDING:
     10' x 12' Free standing generator shed.


GENERAL SPECIFICATIONS:
     Side walls              2 x 6' x 8' framed construction on 2' centers

     Trusses 20-5-5 Pre-designed and built wooden trusses 2' on centers.

     Purlins                       2 x 4 purlins on 24" centers.

     Interior ceiling              None

     Interior side walls           No covering

     Side wall insulation          None

     Ceiling insulation            None

     Ext. side wall sheeting 29 ga. colored steel with colored steel trims.

     Roof sheeting                 29 ga. Galvanized.

     Attic ventilation             1-ridge vent

     Floor covering                None


CONCRETE SPECIFICATIONS:
     Shallow footings 12" x 6" mechanically trenched. Two horizontal rebar one below and one above grade. Vertical rebar to be 3' OC #3. Floors 5" thick. All concrete to be 3500PSI concrete. Wire mesh in all floor areas.

ELECTRICAL SPECIFICATIONS:
     From office area.  1-115 Volt receptacle and 2-100w lights.

PLUMBING SPECIFICATIONS:
     Not applicable

EQUIPMENT LISTINGS:
Plyco Series 99 Double door-6'               1
3 x 3 shutter automatic                      2


         EXHIBIT "B-3" Breeding specifications and Equipment Listing.

BUILDING
     77'8" x 312' Breeding facility Shallow pull plug system.

GENERAL SPECIFICATIONS:
   Side walls              2 x 6' x 6' treated framed construction on 2'
                           centers

   Trusses 20-5-5 Pre-designed and built wooden trusses 4' on centers.

   Purlins                 2 x 4 purlins on 30" centers.

   Interior ceiling        Aluminum attached with aluminum screws.

   Interior End walls      PPD 3/8" backer SS nails and trims.

   Side wall insulation    Where applicable R-19 fiberglass batt.

   Ceiling insulation      (R-30) insulation in roof areas

   Ext. side wall sheeting 29 ga. colored steel with colored steel trims.

   Roof sheeting           29 ga. Galvanized.

   Attic ventilation       Ridge vents and solid soffit 16" overhang.

   Air chamber inlet room  As per standard specifications

   Curtain openings        Screened but bird wire and interior base of hog
                           panel galvanized.

CONCRETE SPECIFICATIONS:
     Shallow footings 6" x 36" trenched. 24" x 6" perimeter stem wall with 3' OC vertical #3 rebar and 2 horizontal #3 rebar. Two horizontal rebar one below and one above grade. Vertical rebar to be 3' OC #3. Floors 3 1/2" to 4" thick Footings and pit walls and floors to be 3000PSI concrete and walk floors to be 3500PSI concrete. Wire mesh in all floor areas. All flush pits 16" -24" in depth sloped as per customer request.

ELECTRICAL SPECIFICATIONS:
     1-200 amp main interior 42 space panel. 100 22W McGill lights with florescent fixtures 4 rows of 12, 3 120V receptacles at Owner's option and 1-220V receptacles at Owner's option. Other electrical to ventilation, heaters and feed systems as required. All electrical in carlon or equal.

PLUMBING SPECIFICATIONS:
     All plumbing to be PVC. 2" PVC mainline. Soaker system in breeding squares. 6 runs of 1" high volume line with 4 drops per line. 2 boiler drains. 6" recycle line with one drop per pit.

EQUIPMENT LISTINGS:

SF 4' x 8' Slats                                         6352
SF 4' x 10' Slats                                        4280
Manhole Grate                                            4
Troughs Linear feet-All concrete no stainless            1912

Building                                                 1

24" x 7' Un-Painted Straight Front/AI Rear Gestation     752
Stalls W/Quick Latch (Anchors & SS Strip Included)

24" x 7' Un-Painted Straight Front/Rear Gestation        240
Stalls W/Quick Latch (Anchors & SS Strip Included)
RF Un-Painted Penning (Anchors & SS Strip Included) 880 Un-Painted Chase Gates (24" front gestation stall gates) 48
Cables in rear of G stalls for cards 1/8" SS             992

SS Waterers Boar stalls-Singles                          32
SS Waterers Pens-Singles                                 20

Curtain & Hardware
6' 1Hem Clear Herculite Curtain North                    312
6' 1Hem Clear Herculite Curtain South                    312
7' 1 Hem Clear Herculite Curtain End wall                77.50
Curtain Installation kit                                 3
1/8" SS curtain cable                                    702
red pulleys                                              147
Azuma nuts                                               147
1/2" conduit                                             702
1/8" white rope                                          1620
3/16 black rope                                          4209
Top 4 1/2" Open I-hooks                                  117
Top 5" Closed I-hooks                                    175
Bottom 6" Open I-hooks                                   175
6' PVC Coated Wire Birdnetting                           702
Handwinches                                              5
Handwinch Brackets                                       5
Handwinch 1/8" SS cable                                  100
Counterweights                                           5
Anti-cable twist balls                                   10
Hired Hand Curtain Drops W/Thermostat                    2
4' Hired Hand Curtain Opener                             1
Hired Hand PVR-2 Relay W/Switches                        1
Hired Hand Photohelic Control                            1
Airstream Cool Cell                                      1
One 6' x 76' on end wall
Cool Cell Thermostat                                     1
24 Hour Timer                                            1
Cool Cell Install Kit                                    1

Varifan MSC-10 Control with accessories                  1
Multi Fan 36" fan                                        4
Multi Fan 48" fan                                        8
Back up Fan Thermostat                                   1
LL 2000CFM Ceiling Inlets                                20
PSI 225,000BTU Heater W/Tduct Gal                        3
Back up Thermostat Heater                                1
PSI Heater Suspension Kit                                3

AP 9' 3-ring 14.38 ton bins with ladders                 2
AP 6' 3-ring 5.73 ton bins with ladders-boar area        2
AP drop feed system with auto trip (2) all stalls        1
Feed System Supports                                     8

Plumbing W/2" Mainline                                   1
High Volume Lines W/4 Drops Per cross run 1"             6
6" Recycle Line W/4Drops

Trough Watering
Solenoids                                                8
24 Hour Timer                                            2
Galv. Trough Drops                                       12
Plyco Series 88 walk doors with Heavy Latches            6


        EXHIBIT "B-4" Gestation Specifications and Equipment Listing.

BUILDING:
     77'8" x 312.5' Gestation facility Shallow pull plug system.

GENERAL SPECIFICATIONS:
  Side walls                  2 x 6'x6' treated framed construction on 2'
                              centers

  Trusses 20-5-5 Pre-designed and built wooden trusses 4' on centers.

  Purlins                     2 x 4 purlins on 30" centers.

  Interior ceiling            Aluminum Ceiling attached with Aluminum screws.

  Interior End walls          PPD 3/8" backer SS nails and trims.

  Side wall insulation        Where applicable R-19 fiberglass batt.

  Ceiling insulation          (R-30) insulation in roof areas

  Ext. side wall sheeting     29 ga. colored steel with colored steel trims.

  Roof sheeting               29 ga. Galvanized   Attic ventilation   Ridge
                              vents and solid soffit 16" overhang.

  Air chamber inlet room      As per standard specifications

  Curtain openings            Screened with bird wire and interior base of hog
                              panel galvanized.

CONCRETE SPECIFICATIONS:
     Shallow footings 6" x 36" trenched. 24" x 6" perimeter stem wall with 3' OC vertical #3 rebar and 2 horizontal #3 rebar. Two horizontal rebar one below and one above grade. Vertical rebar to be 3' OC #3. Floors 3 1/2" to 4" thick Footings and pit walls and floors to be 3000PSI concrete and walk floors to be 3500PSI concrete. Wire mesh in all floor areas. All flush pits 16"-24" in depth sloped as per customer request.

ELECTRICAL SPECIFICATIONS:
     1-200 amp main interior 42 space panel. 100 22W McGill lights with florescent fixtures 4 rows of 12, 3 120V receptacles at Owner's option and 1-220V receptacles at Owner's option. 1-3way switch for personnel. Other electrical to ventilation, heaters and feed systems as required. All electrical in carlon or equal.

PLUMBING SPECIFICATIONS:
     All plumbing to be PVC. 2" PVC mainline. Soaker system in breeding squares. 6 runs of 1" high volume line with 4 drops per line. 2 boiler drains. 6" recycle line with one drop per pit

EQUIPMENT LISTINGS: (PER BUILDING)

SF 4' x 8' Slats                                       9600
Manhole Grate                                             4
Troughs                                                2380
Building                                                  1

24" x 7' Un-Painted Straight Front/Slope Rear Gestation1200
Stalls W/Clip (Anchors & SS Strip Included)
Painted Chase Gates (24" front gestation stall gates)    48
Cables in rear of G stalls for cards 1/8" SS           1200

Curtain & Hardware
6' 1Hem Clear Herculite Curtain North                   312
6' 1Hem Clear Herculite Curtain South                   312
7' 1 Hem Clear Herculite Curtain End wall             77.50
Curtain Installation kit                                  3
1/8" SS curtain cable                                   710
red pulleys                                             149
Azuma nuts                                              149
1/2" conduit                                            710
1/8" white rope                                        1639
3/16 black rope                                        4257
Top 4 1/2" Open I-hooks                                 118
Top 5" Closed I-hooks                                   177
Bottom 6" Open I-hooks                                  177
6' PVC Coated Wire Birdnetting                          710
Handwinches                                               5
Handwinch Brackets                                        5
Handwinch 1/8" SS cable                                 100
Counterweights                                            5
Anti-cable twist balls                                   10
Hired Hand Curtain Drops W/Thermostat                     2
4' Hired Hand Curtain Opener                              1
Hired Hand PVR-2 Relay W/Switches                         1
Hired Hand Photohelic Control                             1

Airstream Cool Cell                                       1
One 6' x 76' on end wall
Cool Cell Thermostat                                      1
24 Hour Timer                                             1
Cool Cell Install Kit                                     1

Varifan MSC-10 Control with accessories                   1
Multi Fan 36" fan                                         4
Multi Fan 48" fan                                         8
Back up Fan Thermostat                                    1
LL 2000CFM Ceiling Inlets                                20
PSI 225,000BTU Heater W/Tduct Gal                         3
Back up Thermostat Heater                                 1
PSI Heater Suspension Kit                                 3

AP 9' 3-ring 14.38 ton bins with ladders                  2
AP drop feed system with auto trip (2) all stalls         1
Feed System Supports                                      8

Plumbing W/2" Mainline                                    1
High Volume Lines W/4 Drops Per cross run 1"              6
6" Recycle Line W/4Drops

Trough Watering
Solenoids                                                 8
24 Hour Timer                                             2
Galv. Trough Drops                                       12
Plyco Series 88 walk doors with Heavy Latches             6


         EXHIBIT "B-6" Farrowing Specifications and Equipment Listing

BUILDING:
     76' X 296' Farrowing facility with pull plug flush system. 7 rooms of 52 crates. Motel style special 6' hallway layout with 6'4" cross hall area for loadout and 6'4" Attic air inlet/cool cell room on east.

GENERAL SPECIFICATIONS:
     Side walls               2 x 6'x8' framed construction on 2' centers

     Trusses 20-5-5 Pre-designed and built wooden trusses 4' on centers.

     Purlins                  2 x 4 purlins on 30" centers.

     Interior ceiling         Tri Ply with wood lathe and plastic strips.

     Side wall insulation     R-19 fiberglass batt.

     Roof insulation          1/2" Thermax

     Ceiling insulation       (R-20) insulation in roof areas

     Ext. side wall sheeting  29 ga. colored steel with colored steel trims.

     Roof sheeting            29 ga. Galvanized.

     Attic ventilation        None and solid soffit with 6" overhang.

     Interior divide walls    2 x 8 T&G PVC Planking

     Hallway walls            2 x 4 Frame with PPD with 3/8" backing and SS
                              nails and trims.

CONCRETE SPECIFICATIONS:
     Shallow footings 8" x 12" Footer. 6" perimeter stem wall with 3' OC vertical #3 rebar and 2 horizontal #3 rebar. Two horizontal rebar one below and one above grade. Vertical rebar to be 3' OC #3. Floors 3 1/2" to 4" thick Footings and pit walls and floors to be 3000PSI concrete and walk floors to be 3500PSI concrete. All flush pits 16" in depth sloped as per customer request.

ELECTRICAL SPECIFICATIONS:
     1-200 amp main interior 42 space panel. 206 22W McGill lights 206-120V duplex receptacles at Owner's option and 2-220V receptacles at Owner's option. Other electrical to ventilation, heaters and feed systems as required. All electrical in carlon or equal.

PLUMBING SPECIFICATIONS:
     All plumbing to be PVC. One run of 2" mainline with pressure reducers for nipple drops and 1" hi-volume line with 4 drops per room.

EQUIPMENT LISTINGS:
Try Ply Ceiling (Rooms & Cross Hall Only)             20300
Plastic Banding & Wood Lathe (Rooms & Cross           20300
Hall Only)
SF 1/2" Thermax                                       24080
Xtra charge for longer roof screws                    24080
PVC Plank                                              4200
PVC Channel                                             700
Sampson Style Farrowing crate                           364
Wire to support heat lamp cords in rear 1/8" SS         364
Painted Deck 5' x 7'                                    364
Waterer, Nipples, Backplate                             364
OO Woven Wire                                           364
OO Woven Wire Freight                                     2
Heat lamp arms                                          364
Feeder                                                  364
Galvanized creep panels 16 Ga                           364
SS Channels                                             728
Corner Posts                                            112

Heat Lamps - 9' Chord, 125W Bulb, Clamp                 364
Creep Mats                                              182

Curtain & Hardware
6' 1Hem Clear Herculite Curtain For cool cel             70
Curtain Installation kit                                  1
1/8" SS curtain cable                                    96
red pulleys                                              20
Azuma nuts                                               20
1/2" conduit                                             70
1/8" white rope                                         222
3/16 black rope                                         576
Top 4 1/2" Open I-hooks                                  16
Top 5" Closed I-hooks                                    24
Bottom 6" Open I-hooks                                   24
6' Vinyl Covered Wire Birdnetting                        96
Handwinches                                               1
Handwinch Brackets                                        1
Handwinch 1/8" SS cable                                  40
Counterweights                                            1
Anti-cable twist balls                                    2

Hall Ventilation
PSI 60,000BTU Galv. Case Model 1100                       3
PSI Brackets                                              3
Heater Thermostat                                         3
Two Airstream Cool Cells 6' x 70'                         1
Cool Cell Thermostat                                      1
24 Hour Timer                                             1
Cool Cell Install Kit                                     1

Room Ventilation-Per room
LL C2000                                                 14
16" Multi fan system 1                                    2
24" Multi fan system 1                                    4
Varifan ESC-5 controls                                    1
PSI 150,000BTU gal heaters                                2
B/U thermostats per room                                  2
Thermostats for heat lamps-With relays                    7

Feed systems
2-AP 8.4 ton bins in tandem with single model 300         1
flex throughout rear of farrowing rooms
AP Feed carts                                            14
Feed System Supports                                      4

Plumbing W/11/2" mainline                                 1
4" Recycle Line W/24 Drops
Soaker System

Pressure Washer Line
RF 3/4" pipe for entry line  & mainline                 294
RF 1/2" pipe for branch lines                           504
1/2" Room pressure washer drops                          14
3/4" Hallway pressure washer drops                        2
1/2" Hallway pressure washer drops                        1
Fittings & mounting hardware                            200
Plyco Series 88 walk doors With Glass with Heavy          7
Latches
Plyco Series 88 walk doors with Heavy Latches             5



   EXHIBIT "B-6" Walkway and loadout Specifications and Equipment Listing.

BUILDING: PER LINEAR FOOT.
     176' x 4' and 12' x 16' loadout off of breeding

GENERAL SPECIFICATIONS:
   Side walls                 2 x 6 x 8' treated framed construction on 2'
                              centers wind braces

   Trusses                    None

   Purlins                    2 x 4 purlins on 24" centers.

   Interior ceiling           None

   Base wall                  36" Hog panel

   Side wall insulation       None

   Ceiling insulation         Double bubble

   Ext. side wall sheeting    29 ga. colored steel with colored steel trims.

   Roof sheeting              29 ga. Galvanized.

   Attic ventilation          NONE


     NOTE: Hallways to have 3' curtains on both sides for summer air flow. Hand winches as required. Opening screened.

CONCRETE SPECIFICATIONS:
     Shallow footings 12" x 4" mechanically trenched or post and beam construction. 6" x 4" perimeter stem wall with 3' OC vertical #3 rebar and 2 horizontal #3 rebar. Two horizontal rebar one below and one above grade. Vertical rebar to be 3' OC #3. Floors 3 1/2" to 4" thick Footings and pit walls and floors to be 3000PSI concrete and walk floors to be 3500PSI concrete. Wire mesh in all floor areas. Drains in walkways not to exceed 30' and drained to closest pit or sewer line.

ELECTRICAL SPECIFICATIONS:
     Lighted from closest facility and lights not to exceed 20' OC.  100W
McGills.

PLUMBING SPECIFICATIONS:
     None
EQUIPMENT LISTINGS:

     Hallway drains not to exceed 30'                        as needed

     main hallways to have 8' sliding doors                          4
     both sides to allow for mowing


                    EXHIBIT "B-7" General Specifications.

     GENERATOR SYSTEM- 200KW Katolite with auto 600 Amp double throw. 120-208 volt three phase. Installed in generator building with inlet as required. Includes charger and flex adapter for installation-as well as peak shaving JD Diesel-Fuel tank and lines by Owner.

     MAIN PANEL BOARD-Main panel to be 600 Amp 120-208 volt three phase. Main breaker and sub breakers for all mains in other buildings. All underground electrical to other facilities furnished-sleeved in carlon under concrete areas-UF wire other areas.

     POWER WASHERS-Allowance of $6,000 cost to contractor for power washers and chimneys. Placement in farrowing cross hall.

     SORTING GATE ALLOWANCE FOR FARM $5000.00 this will go toward materials, labor and sales taxes.

     LUMBER  All #2 or equal DF, HF or SYP.  All treated #2 SYP.

     FASTENERS  All interior and exterior sheeting to be attached with screws.

     MAIN WATER LINES. All main water lines furnished between facilities. Owner to bring water to office area.

     SEWER LINES-All sewer lines under and between buildings furnished up to a maximum of 630 LF of sewer line.

     RECYCLE LINES AND VALVES There is 700lf of 6" recycle and 630lf of 4" recycle line

     FENCE-Not in contract

     LOADING CHUTES 2 EACH. One 3' x 20' enclosed and one 3' x 28' enclosed both furnished with chain hoist.

     CENTRAL ALARM SYSTEM- Phone dialer and RCM-40 furnished in office area



                    EXHIBIT "B-8" Escalation and Options.

ESCALATION:

Lumber costs in this agreement are based on the Random Lengths prices published 10/18/95 per grade and species.

CCS will credit or charge for any variation of 10% or more, plus or minus based on lumber costs in effect at time of delivery.

OPTIONS:


Owner may change the farrowing building on this site and change contract price to:

Owner may elect to use white painted liner panel steel sheeting for entire site ceilings including farrowing facility in leiu of aluminum sheet in the B-G barns and tri ply in farrowing.